Exhibit 4.1

Execution Version

Altera Corporation

SECOND SUPPLEMENTAL INDENTURE

Dated as of November 1, 2013

U.S. Bank National Association

Trustee

Second Supplemental Indenture dated as of November 1, 2013 between Altera Corporation, a Delaware corporation (the “Company”), and U.S. Bank National Association, as trustee (the “Trustee”).

RECITALS

A. The Company and the Trustee executed and delivered an Indenture, dated as of May 8, 2012 (the “Base Indenture”), to provide for the issuance by the Company from time to time of senior debt securities evidencing its indebtedness. The Base Indenture, as supplemented and amended by this Second Supplemental Indenture, is herein referred to as the “Indenture.”

B. The Company has authorized the issuance of $600,000,000 aggregate principal amount of 2.500% Senior Notes due 2018 (the “2018 Notes”) and $400,000,000 aggregate principal amount of 4.100% Senior Notes due 2023 (the “2023 Notes” and, together with the 2018 Notes, the “Notes”).

C. The Company desires to enter into this Second Supplemental Indenture pursuant to Section 9.01 of the Base Indenture to establish the terms of the Notes in accordance with Section 2.01 of the Base Indenture and to establish the form of each series of the Notes in accordance with Sections 2.02 and 2.04 of the Base Indenture.

D. All things necessary to make this Second Supplemental Indenture a valid and legally binding agreement according to its terms have been done.

NOW, THEREFORE, for and in consideration of the foregoing premises, the Company and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective Holders from time to time of the Notes as follows:

ARTICLE I

Section 1.1. Terms of the Notes.

There is hereby created and designated a series of Securities under the Base Indenture titled “2.500% Senior Notes due 2018” and a series of Securities under the Base Indenture titled “4.100% Senior Notes due 2023.” The following terms relate to the Notes:

(1) The 2018 Notes shall constitute a separate series of Securities under the Base Indenture having the title “2.500% Senior Notes due 2018” and the 2023 Notes shall constitute a separate series of Securities having the title “4.100% Senior Notes due 2023.”

(2) The aggregate principal amount of the 2018 Notes (the “Initial 2018 Notes”) that may be initially authenticated and delivered under the Indenture shall be $600,000,000 and the aggregate principal amount of the 2023 Notes (the “Initial 2023 Notes” and, together with the Initial 2018 Notes, the “Initial Notes”) that may be initially authenticated and delivered under the Indenture shall be $400,000,000. The Company may from time to time, without the consent of the Holders of the applicable series of Notes, issue additional 2018 Notes (in any such case “Additional 2018 Notes”) or additional 2023 Notes (in any such case, “Additional 2023 Notes”) having the same ranking and the same interest rate, maturity and other terms as the Initial 2018 Notes or the Initial 2023 Notes, as the case may be. Any Additional 2018 Notes and the Initial 2018 Notes shall constitute a single series under the Indenture, and any Additional 2023 Notes and the Initial 2023 Notes shall constitute a single series under the Indenture, provided that if such Additional 2018 Notes or Additional 2023 Notes are not fungible with the Initial 2018 Notes or Initial 2023 Notes, respectively, for U.S. federal income tax purposes, the applicable Additional Notes will have a separate CUSIP number. All references to the 2018 Notes shall include the Initial 2018 Notes and any Additional 2018 Notes, and all references to the 2023 Notes shall include the Initial 2023 Notes and any Additional 2023 Notes, unless the context otherwise requires. The aggregate principal amount of each of the Additional 2018 Notes and the Additional 2023 Notes shall be unlimited.

(3) The entire outstanding principal of the 2018 Notes shall be payable on November 15, 2018. The entire outstanding principal of the 2023 Notes shall be payable on November 15, 2023.

(4) The rate at which the Notes shall bear interest shall be 2.500% per year for the 2018 Notes and 4.100% per year for the 2023 Notes. The date from which interest shall accrue on the Notes shall be November 1, 2013, or the most recent Interest Payment Date to which interest has been paid or provided for. The Interest Payment Dates for the Notes shall be May 15 and November 15 of each year, beginning May 15, 2014. Interest shall be payable on each Interest Payment Date to the holders of record at the close of business on May 1 and November 1 prior to each Interest Payment Date (in connection with the Notes, a “Regular Record Date”). The basis upon which interest shall be calculated shall be that of a 360-day year consisting of twelve 30-day months.

(5) The Notes shall be issuable in whole in the form of one or more registered Global Securities, and the Depositary for such Global Securities shall be The Depository Trust Company, New York, New York (“DTC”). The Notes shall be substantially in the form attached hereto as Exhibit A (2018 Notes) and Exhibit B (2023 Notes), the terms of which are herein incorporated by reference. The Notes shall be denominated in Dollars and shall be issuable in minimum denominations of $2,000 or any integral multiple of $1,000 in excess thereof.

(6) The Notes may be redeemed at the option of the Company prior to the maturity date, as provided in Section 1.4.

(7) The Notes will not have the benefit of any sinking fund.

(8) Except as provided herein, the Holders of the Notes shall have no special rights in addition to those provided in the Base Indenture upon the occurrence of any particular events.

(9) The Notes will be senior unsecured obligations of the Company and will rank equal in right of payment to all of the Company’s other existing and future senior unsecured indebtedness and among themselves.

(10) The Notes are not convertible into shares of common stock or other securities of the Company.

(11) The restrictive covenants set forth in Section 1.5 shall be applicable to the Notes.

The changes, modifications and supplements to the Base Indenture effected by this Second Supplemental Indenture shall be applicable only with respect to, and govern the terms of, the Notes and shall not apply to any other series of Securities that may be issued under the Base Indenture unless a supplemental indenture with respect to such other series of Securities specifically incorporates such changes, modifications and supplements.

Section 1.2. Defined Terms.

Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Base Indenture. As used herein, the following additional defined terms shall have the following meanings with respect to the Notes only:

“Applicable Procedures”, with respect to any transfer or exchange of or for beneficial interests in any Global Security for a series of Securities, means the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange at the relevant time.

“Attributable Debt” with regard to a sale and lease-back transaction of Principal Property means the lesser of:

(1) the fair market value of such Principal Property as determined in good faith by the Board of Directors;

or

(2) discounted present value (discounted at a rate per annum equal to the average interest borne by all outstanding debt securities issued under this Indenture (which may include debt securities in addition to the Notes) determined on a weighted average basis and compounded semi-annually) of all net rentals under the lease.

“Bankruptcy Law” has the meaning set forth in Section 1.6.1.

“Board of Directors” means the Board of Directors of the Company or any duly authorized committee of such Board of Directors.

“Business Day,” with respect to the Notes, means any day other than Saturday, Sunday or a day on which Federal or State banking institutions in the Borough of Manhattan, The City of New York, or in the city where the office or agency for payment on the Notes is maintained pursuant to Section 4.02 of the Base Indenture, are authorized or obligated by law, executive order or regulation to close.

“Capital Stock” means (1) in the case of a corporation, any and all shares, interests, participations, rights or other equivalents (however designated and whether or not voting) of corporate stock, including each class of common stock and preferred stock of such Person; (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated and whether or not voting) of such Person; and (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited).

“Change of Control” means the occurrence of any one or more of the following events: (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the Company’s assets and the assets of the Company’s Subsidiaries taken as a whole to any “Person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than to the Company or one or more of the Company’s direct or indirect Subsidiaries; (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” of related persons (as such terms are used in Section 13(d)(3) of the Exchange Act) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of a majority of the total voting power of the Company’s Voting Stock; provided, however, that a Person shall not be deemed beneficial owner of, or to own beneficially, (A) any securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person’s affiliates until such tendered securities are accepted for purchase or exchange thereunder, or (B) any securities if such beneficial ownership (i) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act, and (ii) is not also then reportable on Schedule 13D (or any successor schedule) under the Exchange Act; (3) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the Company’s outstanding Voting Stock or of such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Company’s Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving Person or any direct or indirect parent company of any surviving Person immediately after giving effect to such transaction; (4) the first day on which the majority of the members of the Board of Directors cease to be Continuing Directors; or (5) the adoption by the Board of Directors or the Company’s stockholders of a plan relating to the Company’s liquidation or dissolution.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (i) the Company becomes a direct or indirect wholly-owned Subsidiary of a holding company and (ii) (A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Company’s Voting Stock immediately prior to that transaction or (B) immediately following that transaction no Person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of a majority of the Voting Stock of such holding company.

“Change of Control Offer” has the meaning set forth in Section 1.5.3(a).

“Change of Control Payment” has the meaning set forth in Section 1.5.3(a).

“Change of Control Payment Date” has the meaning set forth in Section 1.5.3(a).

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.

“Clearstream” means Clearstream Bank, S.A., or its successors.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes to be redeemed.

“Comparable Treasury Price” means, with respect to any Redemption Date (1) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest of the Reference Treasury Dealer Quotations, (2) if the Independent Investment Banker obtains fewer than four Reference Treasury Dealer Quotations, the average of all of such quotations or (3) if only one Reference Treasury Dealer Quotation is received, such quotation.

“Consolidated Net Tangible Assets” means, at any date on which the Company effects a transaction requiring such Consolidated Net Tangible Assets to be measured hereunder, the total assets (less applicable reserves) appearing on the Company’s most recent consolidated balance sheet, prepared in accordance with GAAP, after deducting: (1) total current liabilities, excluding notes and loans payable, current maturities of long-term indebtedness, and current maturities of capital leases; and (2) intangible assets, to the extent included in total assets.

“Continuing Director” means, as of any date of determination, any member of the Board of Directors who: (1) was a member of the Board of Directors on the date of this Second Supplemental Indenture; or (2) was nominated for election, elected or appointed to the Board of Directors with the approval of a majority of the Continuing Directors who were members of the Board of Directors at the time of such nomination, election or appointment (either by specific vote or by approval by the Board of Directors in the Company’s proxy statement in which such member was named as a nominee for election as a director without objection by the Board of Directors to such nomination).

“Custodian” has the meaning set forth in Section 1.6.1.

“Definitive Security” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.05 of the Base Indenture.

“Euroclear” means Euroclear Bank S.A./N.V., or its successor, as operator of the Euroclear System.

“Event of Default”, with respect to the Notes, means any event specified in Section 1.6.1, continued for the period of time, if any, therein designated.

“GAAP” means generally accepted accounting principles in the United States as in effect from time to time, including without limitation, those set forth in the Accounting Standards Codification of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession.

“Global Security”, with respect to the Notes, means a Note executed by the Company and delivered by the Trustee to the Depositary or pursuant to the Depositary’s instruction, all in accordance with the Base Indenture, which shall be registered in the name of the Depositary or its nominee.

“Indebtedness” of any specified Person means, without duplication, any indebtedness in respect of borrowed money or that is evidenced by bonds, notes, debentures or similar instruments.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.

“Indirect Participant” means any entity that, with respect to DTC, clears through or maintains a direct or indirect custodial relationship with a Participant.

“Interest Payment Date” means the stated due date of an installment of interest on the Notes.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s) and a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P), or, if applicable, the equivalent investment grade credit rating from any Substitute Rating Agency.

“Lien” means a mortgage, security interest, pledge, lien, charge or other encumbrance of any kind (including any conditional sale or other title retention agreement and any agreement to give any security interest).

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.

“Participant”, with respect to the Depositary, Euroclear or Clearstream, means a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Permitted Reinvested Attributable Debt” means any Attributable Debt arising from a sale and lease-back transaction with respect to which the net proceeds from the sale are applied in accordance with the first paragraph of Section 1.5.2.

“Principal Property” means the land, improvements, buildings, fixtures and equipment (including any leasehold interest therein) owned by the Company or a Restricted Subsidiary located in the United States that constitutes the Company’s principal corporate office, any manufacturing plant or any manufacturing facility and that has a gross book value (including related land, machinery and equipment without deduction of any depreciation reserves) of not less than 1% of the Company’s Consolidated Net Tangible Assets as of the determination date. Principal Property does not include any Property that the Board of Directors has determined in good faith not to be of material importance to the business conducted by the Company and its Subsidiaries, taken as a whole.

“Property” means any property or asset, whether real, personal or mixed, or tangible or intangible, including shares of capital stock.

“Rating Agency” means each of Moody’s and S&P, and if either of Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Company’s control, a Substitute Rating Agency in lieu thereof.

“Rating Event” means the Notes cease to be rated Investment Grade by both Rating Agencies on any day during the period (the “Trigger Period”) commencing on the earlier of (a) the first public notice of the occurrence of a Change of Control or (b) the public announcement by the Company of its intention to effect a Change of Control, and ending 60 days following consummation of such Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for a possible rating downgrade by either of the Rating Agencies on such 60th day, such extension to last with respect to each such Rating Agency until the date on which such Rating Agency considering such possible downgrade either (x) rates the Notes below Investment Grade or (y) publicly announces that it is no longer considering the Notes for possible downgrade, provided that no such extension will occur if on such 60th day the Notes are rated Investment Grade by at least one of such Rating Agencies in question and are not subject to review for possible downgrade by such Rating Agency). If either Rating Agency is not providing a rating of the Notes on any day during the Trigger Period for any reason, the rating of such Rating Agency shall be deemed to have ceased to be rated Investment Grade during the Trigger Period.

“Redemption Date” means, when used with respect to any Note to be redeemed, the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price” means, when used with respect to any Note to be redeemed, the price at which it is to be redeemed pursuant to this Indenture.

“Reference Treasury Dealer” means (a) each of Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC (or their respective affiliates that are primary U.S. Government securities dealers) and their respective successors; provided, however, that if any of the foregoing ceases to be a primary U.S. Government securities dealer, the Company will substitute another primary U.S. Government securities dealer, and (b) two other nationally recognized investment banking firms selected by the Company that are primary U.S. Government securities dealers.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and ask prices for the Comparable Treasury Issue (expressed as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

“Remaining Scheduled Payments” means, with respect to each Note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related Redemption Date but for such redemption; provided, however, that if such Redemption Date is not an Interest Payment Date with respect to such Note, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such Redemption Date.

“Restricted Subsidiary” means any Subsidiary that owns any Principal Property other than (1) any Subsidiary primarily engaged in financing receivables or in the finance business; or (2) any of the Company’s less than 80%-owned Subsidiaries if the common stock of such Subsidiary is traded on any national securities exchange or quoted on the Nasdaq Global Market or on the over-the-counter markets.

“S&P” means Standard & Poor’s Ratings Services, a division of McGraw-Hill Financial, Inc., and its successors.

“Secured Debt” means any of the Company’s Indebtedness or any Indebtedness of a Restricted Subsidiary, in each case secured by a Lien on either any Principal Property or on the stock of a Restricted Subsidiary. Secured Debt does not include Indebtedness secured by:

(1) Liens on Property existing at the time of acquisition of the Property by the Company or any Restricted Subsidiary, whether or not assumed;

(2) Liens on Property of a Person existing at the time such Person becomes a Restricted Subsidiary provided that such Liens were not incurred in anticipation of such Person becoming a Restricted Subsidiary and do not extend to any other Property of the Company or any other Restricted Subsidiary (other than direct or indirect subsidiaries of the Restricted Subsidiary so acquired);

(3) Liens to secure payment of all or any part of the purchase price of any Property, or to secure any Indebtedness to finance such purchase price that is incurred within 15 months after the acquisition thereof, or in the case of real property, the completion of construction, improvement or commencement of substantial commercial operation of the real property;

(4) Liens to secure Indebtedness owing to the Company or to a Restricted Subsidiary;

(5) Liens existing at the date of the Indenture;

(6) Liens on Property of an entity existing at the time such entity is merged or consolidated with the Company or a Restricted Subsidiary provided that such Liens were not incurred in anticipation of such merger or consolidation and do not extend to any Property of the Company or any other Restricted Subsidiary other than that of the Person merged into or consolidated with the Company or a Restricted Subsidiary and its direct or indirect subsidiaries;

(7) Liens on Property of an entity at the time of a sale or lease of the Property of such entity as an entirety or substantially as an entirety to the Company or a Restricted Subsidiary provided that such Liens were not incurred in anticipation of such sale or lease and do not extend to any other Property (other than any additions, accessions, parts, improvements and attachments thereto, and the products and proceeds of the Property so acquired);

(8) Liens incurred to finance the acquisition or construction of Property secured by liens in favor of the United States or a political subdivision of the United States;

(9) Liens for taxes, assessments or other governmental charges not yet due or payable without penalty that are being contested by the Company or a Restricted Subsidiary, and for which the Company maintains adequate reserves in accordance with GAAP;

(10) Liens incurred in connection with an asset acquisition or a project financed with a non-recourse obligation;

(11) Liens in favor of materialmen, mechanics, workmen or repairmen, landlord’s Liens for rent or other similar Liens arising, in each case, in the ordinary course of business in respect of obligations which are not overdue or which are being contested by the Company or any Restricted Subsidiary in good faith and by appropriate proceedings;

(12) Liens consisting of zoning restrictions, licenses, easements and restrictions on the use of real property and minor irregularities that do not materially impair the use of the real property;

(13) Liens arising by reason of deposits with, or giving any form of security to, any governmental agency or any body created or approved by law or government regulation; or

(14) Liens constituting any extension, renewal or replacement of any Liens listed above to the extent the principal amount of the indebtedness secured by such Lien is not increased (except to the extent of any premiums, fees or other costs associated with any such extension, renewal or replacement) and the Property encumbered by any such Lien is the same as or substantially similar in nature to the Property encumbered by the Lien being extended, renewed or replaced.

“Securities Act” means the Securities Act of 1933, as amended.

“Substitute Rating Agency” means a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act, selected by the Company (as certified by a resolution of the Board of Directors or a committee thereof) as a replacement agency for Moody’s or S&P, or both of them, as the case may be.

“Treasury Rate” means, for any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated maturity (on a day count basis), computed as of the third Business Day immediately preceding that Redemption Date, of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that Business Day.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote generally in the election of the board of directors of such Person.

Section 1.3. Payment, Transfer and Exchange.

1.3.1. Registration of Transfer and Exchange. To permit registrations of transfers and exchanges, the Company shall execute a new Note or Notes for a like aggregate principal amount and in authorized denominations and the Trustee shall authenticate and deliver such Note or Notes upon receipt of a Company Request for the authentication and delivery of such Notes. The Trustee shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same indebtedness, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange. Prior to such due presentment for the registration of a transfer of any Note, the Trustee, the Company, any paying agent and the Security Registrar may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, the Company, the paying agent or the Security Registrar shall be affected by notice to the contrary.

All certifications, certificates and opinions of counsel which may be required to be submitted to the Trustee to effect a registration of transfer or exchange may be submitted by facsimile, pdf or other electronic means.

1.3.2. Payment. The principal and interest on Notes represented by Global Securities will be payable to the Depositary or its nominee, as the case may be, as the sole registered owner and the sole Holder of the Global Securities represented thereby. Payments on the Global Securities will be made in U.S. dollars by wire transfer.

If the Company issues Definitive Securities, the Holders of Definitive Securities will be able to receive payments of principal of and interest on their Notes at the office of the Company’s paying agent. Payment of principal of a Definitive Security may be made only against surrender of the Note to the Company’s paying agent. The Company has the option, however, of making payments of interest by wire transfer or by mailing checks to the address of the Holder appearing in the register of Note Holders maintained by the Security Registrar.

The Company will make any required interest payments to the Person in whose name a Note is registered at the close of business on the Regular Record Date for the interest payment.

1.3.3. Transfer and Exchange of Beneficial Interests in the Global Securities. The transfer and exchange of beneficial interests in the Global Securities shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in any Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in a Global Security.

Section 1.4. Optional Redemption.

1.4.1. The provisions of Article III of the Base Indenture, as amended by the provisions of this Second Supplemental Indenture, shall apply to the Notes.

1.4.2. At the Company’s option, the Notes may be redeemed or purchased, in each case, in whole or in part at any time or from time to time prior to the Stated Maturity of the Notes to be redeemed. Upon such redemption of any Notes pursuant to this Section 1.4.2, the Company shall pay a Redemption Price equal to the greater of:

(a) 100% of the aggregate principal amount of the Notes to be redeemed; and

(b) the sum of the present values of the Remaining Scheduled Payments of the 2018 Notes or the 2023 Notes to be redeemed, as the case may be, discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points in the case of the 2018 Notes and 30 basis points in the case of the 2023 Notes, plus accrued and unpaid interest thereon to, but excluding, the Redemption Date, subject to the rights of Holders of Notes on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date.

1.4.3. Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date for the Notes, interest shall cease to accrue on the Notes or portions thereof called for redemption. On or before the Redemption Date for the Notes, the Company shall deposit with the Trustee or a paying agent, funds sufficient to pay the Redemption Price of the Notes to be redeemed on the Redemption Date, and (except if the date fixed for redemption shall be an Interest Payment Date) accrued and unpaid interest, if any, thereon to, but excluding, the Redemption Date. If less than all of the Notes are to be redeemed, the Notes shall be redeemed in accordance with Section 3.02 of the Base Indenture.

1.4.4. Notice of any redemption shall be sent by first-class mail at least 30 days but not more than 60 days before the Redemption Date to each registered Holder of the Notes to be redeemed. Such notice shall state, without limitation of the information specified in Section 3.02(a) of the Base Indenture, the amount of Notes to be redeemed.

1.4.5. If the Company chooses to redeem less than all of the Notes of any series, selection of the Notes of such series for redemption will be made by the Trustee in accordance with Section 3.02(b) of the Base Indenture by methods the Trustee shall deem fair and appropriate.

1.4.6. At any time, the Company may repurchase Notes in the open market and may hold such Notes or surrender such Notes to the Trustee for cancellation pursuant to Section 2.08 of the Base Indenture.

Section 1.5. Additional Covenants.

The following additional covenants shall apply with respect to the Notes so long as any of the Notes remain outstanding:

1.5.1. Limitation on Liens.

The Company will not (nor will the Company permit any Restricted Subsidiary to) issue, incur, create, assume or guarantee any Secured Debt without securing the Notes equally and ratably with or prior to that Secured Debt unless the total amount of all Secured Debt and Attributable Debt (other than Permitted Reinvested Attributable Debt) with which the Notes are not at least equally and ratably secured would not exceed the greater of $400.0 million or 15% of the Company’s Consolidated Net Tangible Assets.

1.5.2. Limitation on Sale and Lease-Back Transactions.

Subject to the following paragraph of this Section 1.5.2, the Company will not (nor will the Company permit any Restricted Subsidiary to) enter into any lease with a term longer than three years covering any of the Company’s or any Restricted Subsidiary’s Principal Property that is sold to any other Person in connection with that lease unless an amount equal to the net proceeds from the sale is applied within 270 days of such sale to the retirement of the Company’s or any Restricted Subsidiary’s debt that is at least pari passu with the Notes (including, for avoidance of doubt, the Notes) or the purchase or development of Principal Property.

However, the Company or its Restricted Subsidiaries may enter into a sale and lease-back transaction with respect to Principal Property without being required to apply the net proceeds as required by the foregoing paragraph if the sum of the following amounts would not exceed the greater of $400.0 million or 15% of the Company’s Consolidated Net Tangible Assets:

(a) the Attributable Debt (other than Permitted Reinvested Attributable Debt) with respect to all such sale and lease-back transactions; and

(b) the total amount of Secured Debt.

1.5.3. Purchase of Notes upon a Change of Control Triggering Event.

(a) Upon the occurrence of a Change of Control Triggering Event, unless the Company has exercised its option to redeem the respective series of Notes as described above under Section 1.4, each Holder of Notes will have the right to require that the Company purchase all or a portion (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Notes pursuant to the offer described below (the “Change of Control Offer”), at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the date of purchase (the “Change of Control Payment”), subject to the rights of Holders of Notes on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date.

Within 30 days following the date upon which the Change of Control Triggering Event occurred or, at the Company’s option, prior to any Change of Control but after public announcement of the transaction that constitutes or may constitute the Change of Control, the Company must send a notice to each Holder of Notes, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. Such notice shall state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date of such notice or, if the notice is delivered prior to the Change of Control, no earlier than 30 days and no later than 60 days from the date on which the Change of Control Triggering Event occurs, other than as may be required by law (the “Change of Control Payment Date”). The notice will, if mailed prior to the date of consummation of the Change of Control, state that the Change of Control Offer is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date. Holders of Definitive Securities electing to have a Note purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, to the paying agent at the address specified in the notice, or Holders of Global Securities must transfer their Notes to the paying agent by book-entry transfer pursuant to the applicable procedures of the paying agent, prior to the close of business on the third Business Day prior to the Change of Control Payment Date.

(b) On the Change of Control Payment Date, the Company shall, to the extent lawful:

(i) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer; and

(ii) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered.

(c) The Company will not be required to make a Change of Control Offer if a third party makes such an offer in the manner and at the times required and otherwise in compliance with the requirements for such an offer made by the Company, and such third party purchases all Notes properly tendered and not withdrawn under its offer. In addition, the Company will not repurchase any Notes if there has occurred and is continuing on the Change of Control Payment Date an Event of Default under this Indenture, other than a Default in the payment of the Change of Control Payment upon a Change of Control Triggering Event.

(d) The Company will comply with any applicable requirements of Rule 14e-1 under the Exchange Act, and any other applicable requirements of securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any such securities laws or regulations are applicable and conflict with this Section 1.5.3, the Company will comply with those securities laws and regulations and shall not be deemed to have breached its obligations under this Section 1.5.3 by virtue of any such conflict.

Section 1.6. Defaults and Remedies.

1.6.1. Events of Default.

This Section 1.6.1 shall replace Section 6.01 of the Base Indenture with respect to the Notes only, and references to “Section 6.01” and “Section 6.01(a)(3)” in the Base Indenture shall be deemed to refer to Section 1.6.1 and Section 1.6.1(d) of this Second Supplemental Indenture, respectively.

Each of the following is an “Event of Default” with respect to a series of Notes:

(a) default in the payment of any interest on any Note of such series when it becomes due and payable, and continuance of that default for a period of 30 days (unless the entire amount of such payment is deposited by the Company with the Trustee or with a paying agent prior to the expiration of such 30-day period);

(b) default in the payment of principal of, or any premium on, any Note of such series when due and payable;

(c) failure to make a Change of Control Payment when due and payable in accordance with the terms of this Second Supplemental Indenture;

(d) default in the performance or breach of any other covenant by the Company in the Indenture (other than a covenant that has been included in the Indenture solely for the benefit of a Series of debt securities other than the Notes of such series), which default continues uncured for a period of 90 days after the Company receives, by registered or certified mail, written notice from the Trustee or the Company and the Trustee receive, by registered or certified mail, written notice from the Holders of not less than 25% in principal amount of the outstanding Notes of such series as provided in the Indenture;

(e) the entry by a court having competent jurisdiction of:

(i) an order for relief in respect of the Company in an involuntary proceeding under any Bankruptcy Law, which order shall remain unstayed and in effect for a period of 60 consecutive days; or

(ii) a final and non-appealable order appointing a Custodian of the Company, or ordering the winding up or liquidation of the affairs of the Company, which order shall remain unstayed and in effect for a period of 60 consecutive days;

(f) the commencement by the Company of a voluntary proceeding under any Bankruptcy Law or the consent by the Company to the entry of a decree or order for relief in an involuntary proceeding under any Bankruptcy Law or the filing by the Company of a consent to an order for relief in any involuntary proceeding under any Bankruptcy Law or to the appointment of a Custodian or the making by the Company of an assignment for the benefit of creditors; or

(g) the occurrence with respect to any Indebtedness of the Company individually or in the aggregate in excess of $100.0 million of (i) an event of default that results in such Indebtedness becoming due and payable prior to its scheduled maturity (after giving effect to any applicable grace period) or (ii) the failure to make any payment when due (including any applicable grace period) which results in the acceleration of the maturity of such Indebtedness, in each case, without such acceleration having been rescinded, annulled or otherwise cured and after the Company receives written notice from Holders holding at least 25% of the outstanding principal amount of the Notes of such series.

The term “Bankruptcy Law” means Title 11, United States Code, or any similar federal or state law for the relief of debtors. The term “Custodian” means any custodian, receiver, trustee, assignee, liquidator or other similar official under any proceedings under any Bankruptcy Law.

In case the Trustee shall have proceeded to enforce any right with respect to a series of Notes and such proceedings shall have been discontinued or abandoned because of such rescission or annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case, subject to any determination in such proceedings, the Company and the Trustee shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Company and the Trustee shall continue as though no such proceedings had been taken.

The Trustee shall give to the Holders of a series of Notes, as the names and addresses of such Holders appear on the Security Register, notice by mail of all defaults known to the Trustee that have occurred with respect to such series, such notice to be transmitted within 90 days after the occurrence thereof, unless such defaults shall have been cured before the giving of such notice (the term “default” or “defaults” for the purposes of this sentence being hereby defined to mean any event or condition which is, or with notice or lapse of time or both would become, an Event of Default); provided that, except in the case of default in the payment of the principal of, premium, if any, or interest on any of the Notes of such series, the Trustee shall be protected in withholding such notice if and so long as its board of directors, executive committee, or trust committee of directors or trustees and/or Responsible Officers in good faith determines that the withholding of such notice is in the interests of the Holders of such series of Notes.

1.6.2. Acceleration of Maturity; Recession and Annulment.

If an Event of Default with respect to any series of Notes occurs and is continuing (other than an Event of Default referred to in Section 1.6.1(e) or (f)), then the Trustee or the Holders of not less than 25% in principal amount of the outstanding Notes of such series may declare the principal amount of and accrued and unpaid interest, if any, on all Notes of such series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders), and upon such declaration such principal amount and accrued and unpaid interest, if any, shall become immediately due and payable. In the case of an Event of Default referred to in Section 1.6.1(e) or (f)), the principal of and accrued and unpaid interest, if any, on all outstanding Notes of such series will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of outstanding Notes.

At any time after such a declaration of acceleration with respect to any series of Notes has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as provided in this Indenture, the Holders of a majority in principal amount of the outstanding Notes of such series, by written notice to the Company and the Trustee, may rescind and annul such a declaration and its consequences if all Events of Default with respect to the Notes of such series, other than the non-payment of accelerated principal and interest, if any, with respect to the Notes of such series, have been cured or waived as provided in this Indenture.

No such rescission shall affect any subsequent Event of Default or impair any right consequent thereon.

1.6.3. Limitation on Suits.

This Section 1.6.3 shall replace the first paragraph of Section 6.04 of the Base Indenture with respect to the Notes only, and references to “Section 6.04” in the Base Indenture shall be deemed to refer to this Section 1.6.3.

No Holder of any Notes shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(i) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Notes; and

(ii) the Holders of at least 25% in principal amount of the outstanding Notes of such series shall have made written request to the Trustee, and offered indemnity or security satisfactory to the Trustee, to institute proceedings in respect of such Event of Default in its own name as Trustee under the Indenture, and the Trustee has not received from the Holders of a majority in principal amount of the outstanding Notes of such series a direction inconsistent with such written request and has failed to institute such proceeding within 60 days after receipt of such notice, request and offer of indemnity and security.

ARTICLE II

MISCELLANEOUS

Section 2.1. Confirmation of Indenture.

The Base Indenture, as supplemented and amended by this Second Supplemental Indenture, is in all respects ratified and confirmed, and the Base Indenture, this Second Supplemental Indenture and all indentures supplemental thereto with respect to the Notes shall be read, taken and construed as one and the same instrument.

Section 2.2. Governing Law.

THIS SECOND SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE DEEMED A CONTRACT MADE UNDER THE INTERNAL LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF ANY OTHER LAW.

Section 2.3. Severability.

In case any provision in this Second Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 2.4. Counterparts.

This Second Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but shall together constitute one and the same instrument.

Section 2.5. No Benefit.

Nothing in this Second Supplemental Indenture, express or implied, shall give to any Person other than the parties hereto and their successors or assigns, and the Holders of the Notes, any benefit or legal or equitable rights, remedy or claim under this Second Supplemental Indenture or the Base Indenture.

Section 2.6. Conflicts with Base Indenture.

In the event that any provision of this Second Supplemental Indenture limits, qualifies or conflicts with a provision of the Base Indenture, such provision of the Second Supplemental Indenture will control.

Section 2.7. Disclaimer.

The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or sufficiency of this Second Supplemental Indenture, other than its certificate of authentication on the Notes.

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed all as of the day and year first above written.

ALTERA CORPORATION

By:	/s/ Ronald J. Pasek

Name: Ronald J. Pasek
Title: Senior Vice President
and Chief Financial Officer

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Paula Oswald

Name: Paula Oswald
Title: Vice President

EXHIBIT A

FORM OF 2.500% SENIOR NOTES DUE 2018

[For inclusion in a Global Security only] THIS GLOBAL SECURITY IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE ANY SUCH NOTATIONS HEREON AS MAY BE REQUIRED OR PERMITTED PURSUANT TO THE INDENTURE, (II) THIS GLOBAL SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.05(C) OF THE INDENTURE, (III) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO THE INDENTURE AND (IV) THIS GLOBAL SECURITY MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR TO ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS GLOBAL SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF ANY ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO SUCH ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF HAS AN INTEREST HEREIN.]

ALTERA CORPORATION

2.500% SENIOR NOTES DUE 2018

No. [ ]	$[ ]

CUSIP No. 021441 AE0

Altera Corporation, a Delaware corporation (the “Company”), promises to pay to [            ] or registered assigns, the principal sum of [            ] Dollars on November 15, 2018.

Interest Payment Dates: May 15 and November 15

Record Dates: May 1 and November 1

Each holder of this Security (as defined below), by accepting the same, agrees to and shall be bound by the provisions hereof and of the Indenture described herein, and authorizes and directs the Trustee described herein on such holder’s behalf to be bound by such provisions. Each holder of this Security hereby waives all notice of the acceptance of the provisions contained herein and in the Indenture and waives reliance by such holder upon said provisions.

This Security shall not be entitled to any benefit under the Indenture, or be valid or become obligatory for any purpose, until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee. The provisions of this Security are continued on the reverse side hereof, and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

IN WITNESS WHEREOF, the Company has caused this instrument to be signed in accordance with Section 2.04 of the Base Indenture.

Date: [            ]

ALTERA CORPORATION

Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the 2.500% Senior Notes due 2018 issued by Altera Corporation of the series designated therein referred to in the within-mentioned Indenture.

Date: [            ]

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

REVERSE OF SECURITY

ALTERA CORPORATION

2.500% Senior Notes due 2018

This security is one of a duly authorized series of debt securities of Altera Corporation, a Delaware corporation (the “Company”), issued or to be issued in one or more series under and pursuant to an Indenture for the Company’s senior debt securities, dated as of May 8, 2012 (the “Base Indenture”), duly executed and delivered by and between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the Second Supplemental Indenture, dated as of November 1, 2013 (the “Second Supplemental Indenture”), by and between the Company and the Trustee. The Base Indenture as supplemented and amended by the Second Supplemental Indenture is referred to herein as the “Indenture.” By the terms of the Base Indenture, the debt securities issuable thereunder are issuable in series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Base Indenture. This security is one of the series designated on the face hereof (individually, a “Security,” and collectively, the “Securities”), and reference is hereby made to the Indenture for a description of the rights, limitations of rights, obligations, duties and immunities of the Trustee, the Company and the holders of the Securities (the “Securityholders”). Capitalized terms used herein and not otherwise defined shall have the meanings given them in the Base Indenture or the Second Supplemental Indenture, as applicable.

1. Interest. The Company promises to pay interest on the principal amount of this Security at an annual rate of 2.500%. The Company will pay interest semi-annually on May 15 and November 15 of each year (each such day, an “Interest Payment Date”). If any Interest Payment Date, redemption date or maturity date of this Security is not a Business Day, then payment of interest or principal (and premium, if any) shall be made on the next succeeding Business Day with the same force and effect as if made on the date such payment was due, and no interest shall accrue for the period after such date to the date of such payment on the next succeeding Business Day. Interest on the Securities will accrue from, and including, the most recent date to which interest has been paid or duly provided for or, if no interest has been paid, from the date of issuance to, but excluding, the applicable Interest Payment Date or maturity date, as the case may be; provided that, if there is no existing Default in the payment of interest, and if this Security is authenticated between a Regular Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; and provided, further, that the first Interest Payment Date shall be May 15, 2014. Interest will be calculated on the basis of a 360-day year of twelve 30-day months. All dollar amounts from this calculation will be rounded to the nearest cent.

2. Method of Payment. The Company will pay interest on the Securities (except defaulted interest), if any, to the Persons in whose name such Securities are registered at the close of business on the Regular Record Date referred to on the facing page of this Security for such interest installment. In the event that the Securities or a portion thereof are called for redemption, and the Optional Redemption Date is subsequent to a Regular Record Date with respect to any Interest Payment Date and prior to such Interest Payment Date, interest on such Securities will instead be paid upon presentation and surrender of such Securities as provided in the Indenture. The principal of and the interest on the Securities shall be payable in the coin or currency of the United States of America that at the time is legal tender for public and private debt, at the office or agency of the Company maintained for that purpose in accordance with the Indenture.

3. Paying Agent, Authenticating Agent and Security Registrar. Initially, U.S. Bank National Association, the Trustee, will act as paying agent, Authenticating Agent and Security Registrar. The Company may change or appoint any paying agent or Security Registrar without notice to any Securityholder. The Company or any of its Subsidiaries may act in any such capacity.

4. Indenture. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (“TIA”) as in effect on the date the Indenture is qualified. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and TIA for a statement of such terms. The Securities are unsecured general obligations of the Company and constitute the series designated on the face hereof as the “2.500% Senior Notes due 2018”, initially limited to $600,000,000 in aggregate principal amount. The Company will furnish to any Securityholder upon written request and without charge a copy of the Base Indenture and the Second Supplemental Indenture. Requests may be made to: Altera Corporation, 101 Innovation Drive, San Jose, California 95134, Attention: Chief Financial Officer.

5. Redemption. The Securities may be redeemed at the option of the Company prior to the maturity date, as provided in Section 1.4 of the Second Supplemental Indenture.

The Company shall not be required to make sinking fund payments with respect to the Securities.

6. Change of Control Triggering Event. Upon the occurrence of a Change of Control Triggering Event, unless the Company has exercised its option to redeem the Securities as described in Section 1.4 of the Second Supplemental Indenture, the Holder of this Security will have the right to require that the Company purchase all or a portion (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Securities pursuant to the Change of Control Offer, at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the date of purchase, subject to the rights of a Holder of this Security on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date. Within 30 days following the date upon which the Change of Control Triggering Event occurred or, at the Company’s option, prior to any Change of Control but after public announcement of the transaction that constitutes or may constitute the Change of Control, the Company must send a notice to each Holder of Securities with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer.

7. Denominations, Transfer, Exchange. The Securities are in registered form without coupons in the denominations of $2,000 or any integral multiple of $1,000 in excess thereof. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Securities may be presented for exchange or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed if so required by the Company or the Security Registrar) at the office of the Security Registrar or at the office of any transfer agent designated by the Company for such purpose. No service charge will be made for any registration of transfer or exchange, but a Securityholder may be required to pay any applicable taxes or other governmental charges. If the Securities are to be redeemed, the Company will not be required to: (i) issue, register the transfer of, or exchange any Security during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of less than all of the outstanding Securities of the same series and ending at the close of business on the day of such mailing; (ii) register the transfer of or exchange any Security of any series or portions thereof selected for redemption, in whole or in part, except the unredeemed portion of any such Security being redeemed in part; nor (iii) register the transfer of or exchange of a Security of any series between the applicable record date and the next succeeding Interest Payment Date.

8. Persons Deemed Owners. The registered Securityholder may be treated as its owner for all purposes.

9. Repayment to the Company. Any funds or Governmental Obligations deposited with any paying agent or the Trustee, or then held by the Company, in trust for payment of principal of, premium, if any, or interest on the Securities of a particular series that are not applied but remain unclaimed by the holders of such Securities for at least one year after the date upon which the principal of, premium, if any, or interest on such Securities shall have respectively become due and payable, shall, upon request of the Company, be repaid to the Company, or (if then held by the Company) shall be discharged from such trust. After return to the Company, Holders entitled to the money or securities must look to the Company, as applicable, for payment as unsecured general creditors.

10. Amendments, Supplements and Waivers. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

11. Defaults and Remedies. If an Event of Default with respect to the securities of a series issued pursuant to the Second Supplemental Indenture occurs and is continuing (other than certain events of bankruptcy, insolvency or reorganization of the Company), the Trustee or the holders of at least 25% in aggregate principal amount of the Securities of such series then Outstanding, by notice in writing to the Company (and to the Trustee if notice is given by such holders), may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. In the case of certain events of bankruptcy, insolvency or reorganization of the Company, the principal and accrued and unpaid interest, if any, on all outstanding Securities will become and be immediately due and payable. Subject to the terms of the Indenture, if an Event of Default under the Indenture shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders, unless such holders have offered the Trustee indemnity satisfactory to it. Upon satisfaction of certain conditions set forth in the Indenture, the holders of a majority in principal amount of the Outstanding securities of a series issued pursuant to the Second Supplemental Indenture will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the securities of such series.

12. Trustee, Paying Agent and Security Registrar May Hold Securities. The Trustee, subject to certain limitations imposed by the TIA, or any paying agent or Security Registrar, in its individual or any other capacity, may become the owner or pledgee of Securities with the same rights it would have if it were not Trustee, paying agent or Security Registrar.

13. No Recourse Against Others. No recourse under or upon any obligation, covenant or agreement of the Indenture, or of any Security, or for any claim based thereon or otherwise in respect hereof or thereof, shall be had against any incorporator, stockholder, officer or director, past, present or future as such, of the Company or of any predecessor or successor corporation, either directly or through the Company or any such predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that the Indenture and the obligations issued hereunder and thereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, stockholders, officers or directors as such, of the Company or of any predecessor or successor corporation, or any of them, because of the creation of the indebtedness authorized by the Indenture, or under or by reason of the obligations, covenants or agreements contained in the Indenture or in the Securities or implied therefrom; and that any and all such personal liability of every name and nature, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, stockholder, officer or director as such, because of the creation of the indebtedness authorized by the Indenture, or under or by reason of the obligations, covenants or agreements contained in the Indenture or in the Securities or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the acceptance of the Securities.

14. Discharge of Indenture. The Indenture contains certain provisions pertaining to discharge and defeasance, which provisions shall for all purposes have the same effect as if set forth herein.

15. Authentication. This Security shall not be valid until the Trustee manually signs the certificate of authentication attached to the other side of this Security.

16. Abbreviations. Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

17. Governing Law. The Base Indenture, the Second Supplemental Indenture and this Security shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State.

ASSIGNMENT FORM

To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                                                                                            agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:

(Sign exactly as your name appears on the face of this Security)

Signature Guarantee:

SCHEDULE OF INCREASES OR DECREASES IN SECURITY*

The initial principal amount of this Security is $[            ]. The following increases or decreases in a part of this Security have been made:

Date	Amount of decrease in principal amount of this Security	Amount of increase in principal amount of this Security	Principal amount of this Security following such decrease (or increase)	Signature of authorized signatory of Trustee

*	Insert in Global Securities

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 1.5.3 of the Second Supplemental Indenture, check the box below:

☐ Section 1.5.3

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 1.5.3 of the Second Supplemental Indenture, state the amount you elect to have purchased:

$

Date:	Your Signature:
(Sign exactly as your name appears on the face of this Note)
Tax Identification No:

Signature Guarantee:

EXHIBIT B

FORM OF 4.100% SENIOR NOTES DUE 2023

[For inclusion in a Global Security only] THIS GLOBAL SECURITY IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE ANY SUCH NOTATIONS HEREON AS MAY BE REQUIRED OR PERMITTED PURSUANT TO THE INDENTURE, (II) THIS GLOBAL SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.05(C) OF THE INDENTURE, (III) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO THE INDENTURE AND (IV) THIS GLOBAL SECURITY MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR TO ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS GLOBAL SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF ANY ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO SUCH ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF HAS AN INTEREST HEREIN.]

ALTERA CORPORATION

4.100% SENIOR NOTES DUE 2023

No. [ ]	$[ ]

CUSIP No. 021441 AF7

Altera Corporation, a Delaware corporation (the “Company”), promises to pay to [            ] or registered assigns, the principal sum of [            ] Dollars on November 15, 2023.

Interest Payment Dates: May 15 and November 15

Record Dates: May 1 and November 1

Each holder of this Security (as defined below), by accepting the same, agrees to and shall be bound by the provisions hereof and of the Indenture described herein, and authorizes and directs the Trustee described herein on such holder’s behalf to be bound by such provisions. Each holder of this Security hereby waives all notice of the acceptance of the provisions contained herein and in the Indenture and waives reliance by such holder upon said provisions.

This Security shall not be entitled to any benefit under the Indenture, or be valid or become obligatory for any purpose, until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee. The provisions of this Security are continued on the reverse side hereof, and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

IN WITNESS WHEREOF, the Company has caused this instrument to be signed in accordance with Section 2.04 of the Base Indenture.

Date: [                    ]

ALTERA CORPORATION

Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the 4.100% Senior Notes due 2023 issued by Altera Corporation of the series designated therein referred to in the within-mentioned Indenture.

Date: [                    ]

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:

Authorized Signatory

REVERSE OF SECURITY

ALTERA CORPORATION

4.100% Senior Notes due 2023

This security is one of a duly authorized series of debt securities of Altera Corporation, a Delaware corporation (the “Company”), issued or to be issued in one or more series under and pursuant to an Indenture for the Company’s senior debt securities, dated as of May 8, 2012 (the “Base Indenture”), duly executed and delivered by and between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the Second Supplemental Indenture, dated as of November 1, 2013 (the “Second Supplemental Indenture”), by and between the Company and the Trustee. The Base Indenture as supplemented and amended by the Second Supplemental Indenture is referred to herein as the “Indenture.” By the terms of the Base Indenture, the debt securities issuable thereunder are issuable in series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Base Indenture. This security is one of the series designated on the face hereof (individually, a “Security,” and collectively, the “Securities”), and reference is hereby made to the Indenture for a description of the rights, limitations of rights, obligations, duties and immunities of the Trustee, the Company and the holders of the Securities (the “Securityholders”). Capitalized terms used herein and not otherwise defined shall have the meanings given them in the Base Indenture or the Second Supplemental Indenture, as applicable.

1. Interest. The Company promises to pay interest on the principal amount of this Security at an annual rate of 4.100%. The Company will pay interest semi-annually on May 15 and November 15 of each year (each such day, an “Interest Payment Date”). If any Interest Payment Date, redemption date or maturity date of this Security is not a Business Day, then payment of interest or principal (and premium, if any) shall be made on the next succeeding Business Day with the same force and effect as if made on the date such payment was due, and no interest shall accrue for the period after such date to the date of such payment on the next succeeding Business Day. Interest on the Securities will accrue from, and including, the most recent date to which interest has been paid or duly provided for or, if no interest has been paid, from the date of issuance to, but excluding, the applicable Interest Payment Date or maturity date, as the case may be; provided that, if there is no existing Default in the payment of interest, and if this Security is authenticated between a Regular Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; and provided, further, that the first Interest Payment Date shall be May 15, 2014. Interest will be calculated on the basis of a 360-day year of twelve 30-day months. All dollar amounts from this calculation will be rounded to the nearest cent.

2. Method of Payment. The Company will pay interest on the Securities (except defaulted interest), if any, to the Persons in whose name such Securities are registered at the close of business on the Regular Record Date referred to on the facing page of this Security for such interest installment. In the event that the Securities or a portion thereof are called for redemption, and the Optional Redemption Date is subsequent to a Regular Record Date with respect to any Interest Payment Date and prior to such Interest Payment Date, interest on such Securities will instead be paid upon presentation and surrender of such Securities as provided in the Indenture. The principal of and the interest on the Securities shall be payable in the coin or currency of the United States of America that at the time is legal tender for public and private debt, at the office or agency of the Company maintained for that purpose in accordance with the Indenture.

3. Paying Agent, Authenticating Agent and Security Registrar. Initially, U.S. Bank National Association, the Trustee, will act as paying agent, Authenticating Agent and Security Registrar. The Company may change or appoint any paying agent or Security Registrar without notice to any Securityholder. The Company or any of its Subsidiaries may act in any such capacity.

4. Indenture. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (“TIA”) as in effect on the date the Indenture is qualified. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and TIA for a statement of such terms. The Securities are unsecured general obligations of the Company and constitute the series designated on the face hereof as the “4.100% Senior Notes due 2023”, initially limited to $400,000,000 in aggregate principal amount. The Company will furnish to any Securityholder upon written request and without charge a copy of the Base Indenture and the Second Supplemental Indenture. Requests may be made to: Altera Corporation, 101 Innovation Drive, San Jose, California 95134, Attention: Chief Financial Officer.

5. Redemption. The Securities may be redeemed at the option of the Company prior to the maturity date, as provided in Section 1.4 of the Second Supplemental Indenture.

The Company shall not be required to make sinking fund payments with respect to the Securities.

6. Change of Control Triggering Event. Upon the occurrence of a Change of Control Triggering Event, unless the Company has exercised its option to redeem the Securities as described in Section 1.4 of the Second Supplemental Indenture, the Holder of this Security will have the right to require that the Company purchase all or a portion (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Securities pursuant to the Change of Control Offer, at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the date of purchase, subject to the rights of a Holder of this Security on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date. Within 30 days following the date upon which the Change of Control Triggering Event occurred or, at the Company’s option, prior to any Change of Control but after public announcement of the transaction that constitutes or may constitute the Change of Control, the Company must send a notice to each Holder of Securities with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer.

7. Denominations, Transfer, Exchange. The Securities are in registered form without coupons in the denominations of $2,000 or any integral multiple of $1,000 in excess thereof. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Securities may be presented for exchange or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed if so required by the Company or the Security Registrar) at the office of the Security Registrar or at the office of any transfer agent designated by the Company for such purpose. No service charge will be made for any registration of transfer or exchange, but a Securityholder may be required to pay any applicable taxes or other governmental charges. If the Securities are to be redeemed, the Company will not be required to: (i) issue, register the transfer of, or exchange any Security during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of less than all of the outstanding Securities of the same series and ending at the close of business on the day of such mailing; (ii) register the transfer of or exchange any Security of any series or portions thereof selected for redemption, in whole or in part, except the unredeemed portion of any such Security being redeemed in part; nor (iii) register the transfer of or exchange of a Security of any series between the applicable record date and the next succeeding Interest Payment Date.

8. Persons Deemed Owners. The registered Securityholder may be treated as its owner for all purposes.

9. Repayment to the Company. Any funds or Governmental Obligations deposited with any paying agent or the Trustee, or then held by the Company, in trust for payment of principal of, premium, if any, or interest on the Securities of a particular series that are not applied but remain unclaimed by the holders of such Securities for at least one year after the date upon which the principal of, premium, if any, or interest on such Securities shall have respectively become due and payable, shall, upon request of the Company, be repaid to the Company, or (if then held by the Company) shall be discharged from such trust. After return to the Company, Holders entitled to the money or securities must look to the Company, as applicable, for payment as unsecured general creditors.

10. Amendments, Supplements and Waivers. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

11. Defaults and Remedies. If an Event of Default with respect to the securities of a series issued pursuant to the Second Supplemental Indenture occurs and is continuing (other than certain events of bankruptcy, insolvency or reorganization of the Company), the Trustee or the holders of at least 25% in aggregate principal amount of the Securities of such series then Outstanding, by notice in writing to the Company (and to the Trustee if notice is given by such holders), may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. In the case of certain events of bankruptcy, insolvency or reorganization of the Company, the principal and accrued and unpaid interest, if any, on all outstanding Securities will become and be immediately due and payable. Subject to the terms of the Indenture, if an Event of Default under the Indenture shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders, unless such holders have offered the Trustee indemnity satisfactory to it. Upon satisfaction of certain conditions set forth in the Indenture, the holders of a majority in principal amount of the Outstanding securities of a series issued pursuant to the Second Supplemental Indenture will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the securities of such series.

12. Trustee, Paying Agent and Security Registrar May Hold Securities. The Trustee, subject to certain limitations imposed by the TIA, or any paying agent or Security Registrar, in its individual or any other capacity, may become the owner or pledgee of Securities with the same rights it would have if it were not Trustee, paying agent or Security Registrar.

13. No Recourse Against Others. No recourse under or upon any obligation, covenant or agreement of the Indenture, or of any Security, or for any claim based thereon or otherwise in respect hereof or thereof, shall be had against any incorporator, stockholder, officer or director, past, present or future as such, of the Company or of any predecessor or successor corporation, either directly or through the Company or any such predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that the Indenture and the obligations issued hereunder and thereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, stockholders, officers or directors as such, of the Company or of any predecessor or successor corporation, or any of them, because of the creation of the indebtedness authorized by the Indenture, or under or by reason of the obligations, covenants or agreements contained in the Indenture or in the Securities or implied therefrom; and that any and all such personal liability of every name and nature, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, stockholder, officer or director as such, because of the creation of the indebtedness authorized by the Indenture, or under or by reason of the obligations, covenants or agreements contained in the Indenture or in the Securities or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the acceptance of the Securities.

14. Discharge of Indenture. The Indenture contains certain provisions pertaining to discharge and defeasance, which provisions shall for all purposes have the same effect as if set forth herein.

15. Authentication. This Security shall not be valid until the Trustee manually signs the certificate of authentication attached to the other side of this Security.

16. Abbreviations. Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

17. Governing Law. The Base Indenture, the Second Supplemental Indenture and this Security shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State.

ASSIGNMENT FORM

To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                                                                   agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:

(Sign exactly as your name appears on the face of this Security)

Signature Guarantee:

SCHEDULE OF INCREASES OR DECREASES IN SECURITY*

The initial principal amount of this Security is $[                    ]. The following increases or decreases in a part of this Security have been made:

Date	Amount of decrease in principal amount of this Security	Amount of increase in principal amount of this Security	Principal amount of this Security following such decrease (or increase)	Signature of authorized signatory of Trustee

*	Insert in Global Securities

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 1.5.3 of the Second Supplemental Indenture, check the box below:

☐ Section 1.5.3

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 1.5.3 of the Second Supplemental Indenture, state the amount you elect to have purchased:

$

Date:	Your Signature:
(Sign exactly as your name appears on the face of this Note)
Tax Identification No:

Signature Guarantee:

B-10